EXHIBIT 99.1
JOINT FILING INFORMATION

Reporting Person:                           VICAR OPERATING, INC.

Address:                                           12401 West Olympic Boulevard
                    LOS ANGELES, CA 90064

Designated Filer:                              VCA ANTECH, INC.

Issuer and Symbol:                          PET DRX CORPORATION (NASDAQ: VETS)

Date of Event:
Requiring Statement:                        July 1, 2010

Signature:                                           /s/ Tomas W. Fuller
                                                             TOMAS W. FULLER
                                                             CHIEF FINANCIAL OFFICER

Reporting Person:                             SNOW MERGER ACQUISITION, INC.

Address:                                             12401 West Olympic Boulevard
                                                              LOS ANGELES, CA 90064

Designated Filer:                                VCA ANTECH, INC.

Issuer and Symbol:                            PET DRX CORPORATION (NASDAQ: VETS)

Date of Event:
Requiring Statement:                         July 1, 2010

Signature:                                           /s/ Tomas W. Fuller
                                                              TOMAS W. FULLER
                                                              CHIEF FINANCIAL OFFICER